Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 7 dated May 15, 2025 relating to the Common Stock, par value $1.00 per share, of Meridian Corporation shall be filed on behalf of the undersigned.

ATEGRA COMMUNITY FINANCIAL INSTITUTION FUND, L.P. By: /s/ Jonathan Holtaway
Name: Jonathan Holtaway
Title: Managing Member

ATEGRA GP, LLC By: /s/ Jonathan Holtaway
Name: Jonathan Holtaway
Title: Managing Member

ATEGRA CAPITAL MANAGEMENT, LLC By: /s/ Jonathan Holtaway
Name: Jonathan Holtaway
Title: Managing Member

JONATHAN HOLTAWAY By: /s/ Jonathan Holtaway

JACQUES REBIBO By: /s/ Jacques Rebibo